                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

Date of Report (Date of earliest event
  reported):  November 2, 1998

                           RSL Communications, Ltd.
--------------------------------------------------------------------------------
            (Exact name of Registrant as specified in its charter)



           Bermuda                      333-25749                     N/A
--------------------------------------------------------------------------------
(State or other jurisdiction of  (Commission File Number)       (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

                                Clarendon House
                                 Church Street
                            Hamilton HM CX Bermuda
--------------------------------------------------------------------------------
                   (Address of principal executive offices)

                                (441) 295-2832
                         ----------------------------
                        (Registrant's telephone number)



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ITEM 5. OTHER EVENTS

         RSL Communications PLC, a wholly-owned subsidiary of the Registrant, has completed an offering of $100 million 12 percent Senior Notes due 2008 with net proceeds to the Company after expenses of approximately $91 million. The issue will be guaranteed by the Registrant. The offering is subject to customary closing conditions and is expected to close on November 9, 1998. These Notes have not been, and will not be, registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

         The proceeds from the offering will be used by the Company for (i) the expansion and development of the Company's infrastructure and (ii) the funding of the Company's operating losses.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Press release dated November 3, 1998.










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



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        RSL COMMUNICATIONS, LTD.

Date:  November 5, 1998            By     /s/ Itzhak Fisher
                                     ---------------------------
                                          Name:   Itzhak Fisher
                                          Title:  President and Chief Executive
                                                      Officer




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



                                 Exhibit Index

99.1     Press Release dated November 3, 1998.





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